UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On September 8, 2015, Major League Football, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Clairemont Private Investment Group, LLC, a Texas Limited Liability Company (the “Purchaser”) in connection with a private placement of Series A Preferred Stock and Common Stock. Under the Securities Purchase Agreement, the Company will sell to the Purchaser (i) 5,000,000 shares of Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”) and a warrant (the “Warrant”) to purchase up to an additional 5,000,000 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price equal to 125% of the Conversion Price of the Series A Preferred Stock. The “Conversion Price” is equal to 75% of the 15 day VWAP price of the Common Stock; and (ii) the number of shares of Common stock calculated pursuant to Securities Purchase Agreement at a price per share equal to the VWAP price of the Company’s common stock during the twenty (20) consecutive trading day period beginning on the last trading date prior to the date of delivery to the Company of the $10,000,000 investment; all in exchange for $15,000,000 and a right of first refusal to purchase a Company franchise in Missouri City, TX (the “Right of First Refusal”).  The $5 million sale and purchase of the Series A Preferred Stock and Warrant is expected to occur at a closing on or before September 30, 2015, subject to customary closing conditions. The $10 million sale and purchase of the Common Stock is expected to occur at a closing on or before January 31, 2016, subject to customary closing conditions. The Right of First Refusal vests on the closing date of the sale and purchase of the Common Stock. No assurances can be made that one or both of the closings will occur or that the Right of First Refusal will vest.

The Securities Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions of each of the parties.

Net proceeds from the sale of the securities will be used for working capital purposes in connection with the Company’s Major League Football plan of operation. None of the securities to be sold under the Securities Purchase Agreement have been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company offered and sold the securities in reliance on the exemption from registration provided by Regulation D and Section 4(a)(2) of the Securities Act.

The above summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement. A copy of the Securities Purchase Agreement, including the Form of the Warrant, a description of the designation and terms of the Series A Preferred Stock, and a description of the Right of First Refusal is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

A press release describing the transaction is attached at Exhibit 99.1 and is incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 3.02

Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

Description

10.1

Purchase Agreement dated September 8, 2015

99.1

Press Release dated September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: September 8, 2015